Exhibit 10.4

PERSONAL AND CONFIDENTIAL

June 10, 2022

Christopher E. Jones

CFO

Odyssey Marine Exploration, Inc.

205 S. Hoover Blvd., Suite 210

Tampa, FL 33607

Dear Mr. Jones:

This Amendment No. 1, dated June 10, 2022, amends that certain Placement Agency Agreement, dated January 5, 2022 (together, the “PAA”), by and between EF Hutton, division of Benchmark Investments, Inc. (“EF Hutton” or the “Placement Agent”) and Odyssey Marine Exploration, Inc., a company incorporated under the laws of the State of Nevada (the “Company” and, together with the Placement Agent, the “Parties”). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the PAA.

WHEREAS, the Parties desire to amend the PAA to amend the Lock-Up Agreement provision.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the PAA as follows:

1. Section 9.B. of the PAA is hereby amended and replaced in its entirety to read as follows:

Lock-Up Agreement. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of EF Hutton, it will not, through and including October 1, 2022 (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise; provided, however, that nothing in this Section 9.B. shall prevent the Company from issuing any securities (u) in connection with a dividend or distribution or upon any subdivision, split, recapitalization, reclassification, combination or similar reorganization; (v) upon exercise, conversion, or exchange of any options, warrants, convertible notes or other securities outstanding on the Effective Date; (w) to officers, employees, directors and consultants of the Company in accordance with equity grants approved by the Company’s board of directors (the “Board”); (x) as direct consideration in connection with a bona fide acquisition, merger or similar transaction approved by the Board; (y) in connection with loans from financial institutions, banks or equipment lessors, in each case in connection with bona fide third party loan transactions; or (z) in connection with corporate or strategic partnering agreements

2. All other terms of the PAA shall remain in full force and effect. The PAA, as amended by this Amendment No. 1, constitutes the entire agreement between the parties with respect to the subject matter thereof. To the extent any provision of the PAA is inconsistent with this Amendment No. 1, this Amendment No. 1 shall control.

3. This Amendment No. 1 may be executed in one or more counterparts and by facsimile or pdf copy, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

4. This Amendment No. 1 is made and shall be construed and performed under the laws of the remaining provisions will nevertheless continue to be valid and enforceable in the State of New York without regard to its choice or conflict of law principles.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

Very truly yours,

EF HUTTON, division of Benchmark Investments, Inc.

By:	/s/ Sam Fleischman
Name: Sam Fleischman
Title: Supervisory Principal

Accepted and Agreed to as of the date first written above:

Odyssey Marine Exploration, Inc.

By:	/s/ Christopher E. Jones
Name: Christopher E. Jones
Title: CFO

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